                                                                     EXHIBIT 1.1


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                            SIERRA PACIFIC RESOURCES

                             (a Nevada corporation)

                            DEALER MANAGER AGREEMENT





Dated: April 15, 2005

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
                                TABLE OF CONTENTS

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
1.    General ...........................................................      1

2.    Engagement as Dealer Managers .....................................      3

3.    Solicitation Material; Withdrawal .................................      4

4.    Compensation ......................................................      5

5.    Expenses ..........................................................      5

6.    Exchange Agent and Information Agent ..............................      6

7.    Representations, Warranties and Certain Agreements of the Company .      7

   (a)   Compliance with Registration Requirements ......................      7
   (b)   Offer Material .................................................      7
   (c)   Incorporated Documents .........................................      8
   (d)   Independent Auditors ...........................................      8
   (e)   Financial Statements ...........................................      8
   (f)   No Material Adverse Change in Business .........................      8
   (g)   Good Standing of the Company ...................................      9
   (h)   Good Standing of Subsidiaries ..................................      9
   (i)   Capitalization .................................................      9
   (j)   Sufficient Funds ...............................................     10
   (k)   Authorization of this Agreement ................................     10
   (l)   Authorization and Description of Purchase Contract Agreement. ..     10
   (m)   Authorization and Description of New PIES ......................     10
   (n)   Authorization and Description of Treasury PIES .................     10
   (o)   Authorization and Description of Indenture .....................     11
   (p)   Authorization and Description of Senior Notes ..................     11
   (q)   Authorization and Description of Pledge Agreement ..............     11
   (r)   Authorization and Description of Remarketing Agreement .........     12
   (s)   The Pledge Agreement ...........................................     12
   (t)   Unissued Shares ................................................     12
   (u)   Preemptive Rights ..............................................     12
   (v)   Absence of Defaults and Conflicts ..............................     13
   (w)   Absence of Proceedings .........................................     13
   (x)   Absence of Further Requirements ................................     14
   (y)   Possession of Licenses and Permits .............................     14
   (z)   Labor ..........................................................     14
   (aa)  ERISA ..........................................................     14
   (bb)  Tax ............................................................     15
   (cc)  Insurance ......................................................     15
   (dd)  Title to Property ..............................................     15

   (ee)  Leases .........................................................     15
   (ff)  Environmental Laws .............................................     15
   (gg)  Investment Company Act .........................................     16
   (hh)  Holding Company Act ............................................     16
   (ii)  Internal Controls ..............................................     16
   (jj)  Compliance with Sarbanes Oxley .................................     17

8.    Additional Agreements .............................................     17

9.    Documentary Covenants .............................................     20

10.   Indemnification and Contribution ..................................     21

11.   Survival of Indemnities, Representations, Warranties, Etc .........     25

12.   Severability of Provisions ........................................     25

13.   Counterparts ......................................................     25

14.   Parties In Interest ...............................................     25

15.   References to the Dealer Managers .................................     25

16.   Notices ...........................................................     26

17.   Securities Positions ..............................................     26

18.   Tombstone .........................................................     26

19.   Governing law .....................................................     26

20.   Waiver of Right to Trial by Jury ..................................     27

21.   Miscellaneous .....................................................     27

22.   Entire Agreement; Amendment .......................................     27

      EXHIBIT A   -   Opinion of Choate, Hall & Stewart LLP .............    A-1
      EXHIBIT B   -   Opinion of Woodburn and Wedge .....................    B-1

                            SIERRA PACIFIC RESOURCES

                            DEALER MANAGER AGREEMENT

April 15, 2005

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated

LEHMAN BROTHERS INC.

c/o Merrill Lynch & Co.,
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

            1. General. Sierra Pacific Resources, a Nevada corporation (the "Company"), plans to make a tender offer to exchange (the "OFFER") up to an aggregate of 4,704,350 of the Company's Premium Income Equity Securities ("PIES") currently outstanding (the "OLD PIES") for a combination of cash and new PIES ("NEW PIES") on the terms and subject to the conditions set forth in the Preliminary Prospectus dated the date hereof (and as amended or supplemented from time to time prior to effectiveness of the Registration Statement (as defined below), the "PRELIMINARY PROSPECTUS"), and the related Letter of Transmittal (the "LETTER OF TRANSMITTAL") dated the date hereof.

            Each New PIES will consist of (a) a stock purchase contract (a "PURCHASE CONTRACT") to be issued by the Company pursuant to a Purchase Contract Agreement (as defined below), under which (i) the holder will agree to purchase from the Company, and the Company will agree to sell to the holder, on November 15, 2005, for $50, a number of shares of its common stock, par value $1.00 per share (the "COMMON STOCK"), equal to the settlement rate then in effect and as subject to adjustment, in each case, as set forth in the Prospectus (as hereinafter defined) and (ii) the Company will pay to the holder purchase contract adjustment payments at the annual rate set forth in the Prospectus and
(b) 1/20th, or 5%, undivided beneficial ownership interest in one of the Company's Senior Notes (each, a "SENIOR NOTE") having a principal amount of $1,000. The Senior Notes will be issued under the Indenture, dated as of May 1, 2000 (the "ORIGINAL INDENTURE"), between the Company and The Bank of New York, as Trustee (the "TRUSTEE") as supplemented by the Officers' Certificate establishing the form, terms and other provisions of the Senior Notes (the "OFFICERS' CERTIFICATE," and together with the Original Indenture, the "INDENTURE").

            The New PIES and Purchase Contracts will be issued pursuant to a purchase contract agreement (the "PURCHASE CONTRACT AGREEMENT") to be entered into by the Company and The Bank of New York, as Purchase Contract Agent (the "PURCHASE CONTRACT AGENT"). In accordance with the terms of the Purchase Contract

Agreement, the holders of the New PIES will pledge their Senior Notes to Wells Fargo Bank Minnesota, National Association, as Collateral Agent (the "COLLATERAL AGENT"), pursuant to a Pledge Agreement (the "PLEDGE AGREEMENT") to be entered into by the Company, the Purchase Contract Agent, Wells Fargo Bank Minnesota, National Association, as Securities Intermediary (the "SECURITIES INTERMEDIARY"), and the Collateral Agent, to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. Such New PIES are sometimes called "CORPORATE PIES". Under certain circumstances, holders of New PIES may substitute certain U.S. Treasury securities for the Senior Notes that are a part of such holders' New PIES and thereby create Treasury PIES (the "TREASURY PIES") pursuant to the terms of the Purchase Contract Agreement and the Pledge Agreement.

            In addition, the Senior Notes will be subject to remarketing pursuant to a Remarketing Agreement (the "REMARKETING AGREEMENT") to be entered into by the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc., as Remarketing Agents (the "REMARKETING AGENTS"). The Remarketing Agreement will be consistent with the description of such agreement in the Offer Material (as defined below) and on terms substantially similar to those in the Remarketing Agreement relating to the Old PIES, except to the extent differences in the Old PIES and New PIES shall make differences in the Remarketing Agreement necessary or desirable, and except to the extent the parties shall otherwise agree.

            The following materials to be used by the Company in connection with the Offer, as any of them may be amended, modified or supplemented from time to time, are collectively referred to herein as the "OFFER MATERIAL":

            (a) Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "COMMISSION") on April 15, 2005, in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 ACT") relating to the Offer and the issuance of the New PIES in connection therewith. As used in this agreement (the "DEALER MANAGER AGREEMENT" or this "AGREEMENT"), the term "REGISTRATION STATEMENT" means such registration statement, including all exhibits, financial statements, schedules or other information included or incorporated by reference therein, when it becomes effective under the 1933 Act, and as amended or supplemented from time to time.

            (b) The Company's Prospectus relating to the Offer and the New PIES to be issued in connection therewith. As used in this Agreement, the term "PROSPECTUS" means (i) any prospectus, as amended or supplemented on or prior to the Acceptance Date (as defined below) (including, but not limited to, the Preliminary Prospectus) that the Company uses, prepares, files, distributes or approves in writing which is used to solicit tenders of Old PIES in the Offer, or (ii) after the effectiveness of the Registration Statement, the prospectus, if any, filed with the Commission pursuant to Rule 424(b) under the 1933 Act, in the form it was first filed; provided, however, that such prospectus was used to solicit tenders of Old PIES in the Offer on or prior to the Acceptance Date. All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Registration Statement, the Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated, or deemed to be incorporated, by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules incorporated, or deemed to be incorporated, by reference therein pursuant to Form S-4 under the 1933 Act, as of the effective date of the Registration Statement or as of the date of the Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents, financial statements and schedules filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1934 ACT") and so incorporated, or deemed to be incorporated, by reference (such incorporated documents, financial statements and schedules being herein called the "INCORPORATED DOCUMENTS"). For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

            (c) The Tender Offer Statement on Schedule TO (the "SCHEDULE TO") filed or to be filed by the Company with the Commission pursuant to Rule 13e-4 under the 1934 Act and all amendments to the Schedule TO (each an "AMENDMENT" and collectively, the "AMENDMENTS").

            (d) The Letter of Transmittal.

            (e) The Guidelines for Certification of Taxpayer Identification Number relating to the Offer.

            (f) The form of letter to Clients of Registered Holders and The Depository Trust Company Participants relating to the Offer, including the form of letter/instruction to Registered Holders and The Depository Trust Company Participants from Beneficial Owners relating to the Offer.

            (g) The form of letter to Broker, Dealers, Commercial Banks, Trust Companies and Other Nominees of Old PIES relating to the Offer.

            (h) Any other documents or materials whatsoever (including newspaper announcements and press releases) relating to the Offer that are distributed or made available to the public or the holders of the Old PIES by or at the direction of the Company in connection with the Offer.

            2. Engagement as Dealer Managers. (a) The Company hereby retains each of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. to act as the exclusive dealer managers with respect to the Offer (each a "DEALER MANAGER" and together, the "DEALER MANAGERS"). On the basis of the representations and warranties and agreements of the Company herein contained and subject to and in accordance with the terms and conditions hereof and of the Offer Material, you hereby agree to act as Dealer Managers in connection with the Offer and in connection therewith, you shall act in accordance with your customary practices and shall perform those services in connection with the Offer that are customarily performed by investment banking firms in connection with acting as a dealer manager of exchange offers of a like nature, including, but not limited to, soliciting tenders pursuant to the Offer and communicating generally regarding the Offer with brokers, dealers, commercial banks and trust companies and other persons, including the holders of the Old PIES.

            (b) The Company acknowledges and agrees that each of the Dealer Managers has been retained hereunder to act solely as a Dealer Manager. In such capacity, each of the Dealer Managers shall act hereunder as an independent contractor and shall not be deemed the agent or fiduciary of the Company or any of its affiliates, equity holders or creditors or of any other person, and any of the duties of the Dealer Managers arising out of the Dealer Managers' engagement pursuant to this Agreement shall be owed solely to the Company. None of the Dealer Managers shall be liable to the Company, its affiliates, equity holders or creditors or to any other person for any act or omission on the part of, and shall not be deemed to be the agent or fiduciary of, any broker or dealer (except that Merrill Lynch & Co. and Merrill Lynch, Pierce Fenner & Smith Incorporated may be deemed the agent or fiduciary of Merrill Lynch, Pierce, Fenner & Smith Incorporated in its capacity as broker or dealer and except that Lehman Brothers Inc. may be deemed the agent or fiduciary of Lehman Brothers Inc. in its capacity as broker or dealer), commercial bank or trust company, and no such broker or dealer, commercial bank or trust company shall be deemed to be acting as the agent or fiduciary any of the Dealer Managers. Nothing contained in this Agreement shall constitute any of the Dealer Managers a partner of or joint venturer with the Company.

            3. Solicitation Material; Withdrawal. The Company agrees to furnish you with as many copies as you may reasonably request of any Offer Material. The Company agrees that, within a reasonable time prior to using any Offer Material, it will submit copies of such material to you and your counsel and will not use or publish any such material to which you reasonably object. The Company shall inform you promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, as a result of which the Offer Material would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement any Offer Material then being used or that would affect the accuracy or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made promptly after the happening of such event or the discovery of such fact.

            In the event that (i) the Company uses or permits the use of any Offer Material (a) that has not been submitted to you and your counsel for comment or (b) that has been so submitted and with respect to which you or your counsel have made substantive comments, but which substantive comments have not resulted in a response reasonably satisfactory to you to reflect such substantive comments, (ii) the Company shall have breached any of its representations, warranties, agreements, obligations or covenants contained herein, (iii) there shall have occurred any material adverse change, or any development which is reasonably likely to result in a material adverse change, in the condition, financial or otherwise, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise (any such change or development, a "MATERIAL ADVERSE CHANGE"), that, in your judgment, makes it impracticable or inadvisable to carry out the Offer, the exchange of Old PIES pursuant thereto or the performance of this Agreement, (iv) the Offer is terminated or withdrawn by the Company for any reason or (v) any stop order, restraining order, injunction or denial of an application for approval has been issued in connection with the Offer and not thereafter stayed or vacated or any proceeding, litigation or investigation in connection with the Offer has been initiated, that, in either case in your judgment, makes it impracticable or inadvisable to carry out the Offer, the exchange of Old PIES pursuant thereto or the performance of this Agreement, then in any such case you shall be entitled to withdraw as a Dealer Manager, by providing written notice of such withdrawal to the Company, without any liability or penalty to you or any other Indemnified Party (as defined in Section 10) and without loss of any right to the payment of all expenses payable in accordance with Section 5 hereunder which have been incurred by you to the date of such withdrawal. If you withdraw as a Dealer Manager in accordance with the foregoing provision, the reimbursement for your expenses through the date of such withdrawal shall be paid to you promptly after such date. Notwithstanding anything contained in this Agreement to the contrary, the Company may, in its discretion, carry out the Offer after your withdrawal as Dealer Manager, provided that the Company (y) amends or supplements the Offer Material to disclose that you have withdrawn as Dealer Manager and (z) utilizes a means reasonably calculated to reach holders of the Old PIES to inform them of such withdrawal.

            4. Compensation. The Company agrees that it will pay all of the compensation due to you for your services as Dealer Managers hereunder (assuming that you have not withdrawn as Dealer Manager) and agrees that such compensation will be as set forth in Schedule I hereto and that such compensation will be paid in cash on the Acceptance Date.

            Soliciting Dealer Fees. The Company agrees that it will pay a fee to soliciting dealers (as defined in the Prospectus) of an amount equal to $0.125 for each validly tendered and accepted Old PIES for beneficial owners whose ownership is equal to or fewer than 5,000 units. Reference to a soliciting dealer shall include a Dealer Manager designated as a soliciting dealer. The Company agrees to pay such fees in cash on the Acceptance Date.

            5. Expenses. The Company agrees that it will pay all of the following expenses related to the Offer, including: (i) fees and expenses relating to the preparation, printing, mailing and publishing of the Offer Material, including the cost of preparation and filing of the Registration Statement and any amendment thereto and the Schedule TO and any Amendments thereto, (ii) fees and expenses of the Company's counsel and accountants and of the Exchange Agent and Information Agent (each as defined in Section 6), (iii) fees and expenses of counsel to the Dealer Managers, (iv) advertising charges, (v) fees and expenses of any depositary, transfer agent or other person rendering services in connection with the Offer, (vi) mailing and handling expenses incurred by brokers and dealers (including you), commercial banks, trust companies and other nominees in forwarding the Offer Material to their customers, (vii) the cost of the preparation, issuance and delivery of the New PIES, including transfer and other taxes payable thereon, except as otherwise stated in the Letter of Transmittal,
(viii) expenses in connection with the qualification of the New PIES for offer and delivery, (ix) costs and expenses incident to the listing of the New PIES on the New York Stock Exchange and (x) other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. All payments to be made by the Company pursuant to this Section 5 shall be made promptly after the expiration or termination of the Offer or withdrawal by you from acting as Dealer Managers in accordance with Section 3 or, if later, promptly after the related fees or expenses accrue and are invoiced. The Company shall perform its obligations set forth in this Section 5 whether or not the Offer is commenced or the Company acquires any Old PIES pursuant to the Offer or otherwise.

            6. Exchange Agent and Information Agent. (a) The Company will arrange for The Bank of New York, a New York state banking organization, to serve as exchange agent (the "EXCHANGE AGENT") in connection with the Offer and as such, to advise you at least each business day as to such matters relating to the Offer as you may reasonably request. The Company shall cause The Depository Trust Company ("DTC") to provide you with copies of its records showing the names and addresses of, and number of Old PIES held by, the direct participants in DTC whose DTC accounts are credited with Old PIES as of a recent date and to use commercially reasonable efforts to identify indirect participants in DTC and other institutions whose records indicate owners of beneficial interests in Old PIES as of a recent date, and shall, from and after such date or dates, use commercially reasonable efforts to cause you to be advised frequently during the pendency of the Offer of all transfers of beneficial interests in Old PIES, such advice to consist of the name and address of the transferor and transferee of beneficial interests in any Old PIES and the date of such transfer. The Company will arrange for Morrow & Co., Inc. to serve as information agent ("INFORMATION AGENT") in connection with the Offer and, as such, to advise you as to such matters relating to the Offer as you may reasonably request and to furnish you with any written reports concerning any such information as you may reasonably request.

            (b) The Company authorizes you to communicate with the Exchange Agent, the Information Agent and with DTC, in its capacity as depositary, with respect to matters relating to the Offer.

            7. Representations, Warranties and Certain Agreements of the Company. The Company represents and warrants to each of the Dealer Managers, and agrees with each of the Dealer Managers, as of the date hereof, as of the date of commencement of the Offer pursuant to Section 13(e) of the 1934 Act (if different than the date hereof) (the "COMMENCEMENT DATE") and as of the date on which the Old PIES are accepted by the Company pursuant to the Offer (the "ACCEPTANCE DATE") (unless another date is specifically referenced in which case the representation and warranty shall speak as of such other date):

            (a) Compliance with Registration Requirements. The Company meets the requirements for use of both Form S-3 and Form S-4 under the 1933 Act and, on or prior to the Commencement Date, has filed with the Commission the Registration Statement and paid the applicable filing fees. As of the Acceptance Date, the Registration Statement and any post-effective amendment thereto will have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement and any post-effective amendment thereto will have been issued under the 1933 Act and no proceedings for that purpose will have been instituted or will be pending or, to the knowledge of the Company, will be contemplated by the Commission, and any request on the part of the Commission for additional information will have been complied with.

            At the respective times the Registration Statement and any post-effective amendments thereto become effective and at the Acceptance Date, the Registration Statement and any amendments thereto will comply in all material respects with the requirements of the 1933 Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments and supplements thereto do not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation, warranty and agreement shall not apply to statements in or omissions from any of such documents made in reliance upon and in conformity with written information furnished to the Company by either Dealer Manager specifically for use therein.

            Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, complied when so filed in all material respects with the 1933 Act and each preliminary prospectus and the Prospectus prepared for use in connection with the Offer will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (b) Offer Material. A complete and correct copy of the Offer Material (as it exists or will exist on the Commencement Date) has been furnished to you and your counsel or will be furnished no later than the Commencement Date. The Offer Material (other than the Prospectus and the Registration Statement, and any amendments and supplements thereto, which are covered in subsection (a) above) complies and will comply in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation, warranty and agreement shall not apply to statements in or omissions from, the Offer Material made in reliance upon and in conformity with written information furnished to the Company by either Dealer Manager specifically for use therein.

            (c) Incorporated Documents. At the time they were or hereafter are filed with the Commission, as of the Commencement Date and thereafter to and including the Acceptance Date, complied and will comply in all material respects with the requirements of the 1934 Act and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (d) Independent Auditors. Deloitte & Touche LLP, which certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus (i) is a registered public accounting firm and is independent with respect to the Company and its subsidiaries, each within the meaning of the Exchange Act and (ii) is in compliance with its obligations under the Exchange Act with respect to the Company and its subsidiaries.

            (e) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis, except as noted therein, throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. The financial statements included in the Registration Statement and the Prospectus do not contain non-GAAP financial measures within the meaning of Regulation G or Item 10 of Regulation S-K of the Commission. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has any off-balance sheet arrangements of the character contemplated by Item 303 of Regulation S-K or otherwise by Section 13(j) of the 1934 Act, or has any other contingent obligation or liability, which, in any case, is material, or is reasonably likely to be material, to the Company and its consolidated subsidiaries considered as one enterprise.

            (f) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no Material Adverse Change, (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and
(iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (g) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect, and would not result in any development which is reasonably likely to have a material adverse effect, on the condition, financial or otherwise, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (any such effect or development, a "MATERIAL ADVERSE EFFECT").

            (h) Good Standing of Subsidiaries. Each Significant Subsidiary (as defined below) of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The shares of issued and outstanding capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; none of the issued and outstanding shares of capital stock of either Significant Subsidiary was issued in violation of any preemptive or other similar rights of any securityholder of such Significant Subsidiary; and all shares of common stock of each Significant Subsidiary are owned by the Company, free and clear of any security interests and other liens and encumbrances and of any equities, claims and other adverse interests. Nevada Power Company and Sierra Pacific Power Company, each a Nevada corporation (and each a "SIGNIFICANT SUBSIDIARY"), are each a "significant subsidiary" within the meaning of Rule 405 under the 1933 Act, and the Company has no other such significant subsidiary.

            (i) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the issued and outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company.

            (j) Sufficient Funds. The funds to be made available by the Company for consummation of the Offer as described in the Offer Material are available or will be available to the Company by the Acceptance Date and the Company will have sufficient authority under applicable law to use such funds as described to enable the Company promptly to pay the cash consideration for the Old PIES pursuant to the Offer as described in the Prospectus.

            (k) Authorization of this Agreement. The Company has all corporate power and authority necessary to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company.

            (l) Authorization and Description of Purchase Contract Agreement. The Purchase Contract Agreement and the transactions contemplated thereby have been duly authorized by the Company; at the Acceptance Date, the Purchase Contract Agreement will have been duly executed and delivered by the Company and will constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Purchase Contract Agreement will conform, when executed and delivered, in all material respects to the description thereof contained in the Prospectus.

            (m) Authorization and Description of New PIES. The New PIES have been duly authorized by the Company; at the Acceptance Date, the New PIES will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by parties other than the Company, and further upon the issuance and delivery thereof by the Company against receipt of Old PIES surrendered in exchange therefor as contemplated in the Registration Statement and the Prospectus, will be duly and validly issued and outstanding and will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the New PIES will conform, when issued, to the description thereof contained in the Registration Statement and the Prospectus.

            (n) Authorization and Description of Treasury PIES. When any Treasury PIES have been duly executed and delivered by the Company, assuming due authorization, execution and delivery by parties other than the Company, and further upon the substitution of the requisite number of U.S. Treasury securities for the applicable Senior Notes as set forth in the Registration Statement and the Prospectus, such Treasury PIES will be duly and validly issued and outstanding and will constitute legally valid and binding obligations of the Company, entitled to the benefits of the

Purchase Contract Agreement and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Treasury PIES will conform, when issued, to the description thereof contained in the Registration Statement and the Prospectus.

            (o) Authorization and Description of Indenture. The Indenture and the transactions contemplated thereby have been duly authorized by the Company; the Indenture (excluding the Officer's Certificate) has been duly executed and delivered by the Company; at the Acceptance Date, the Indenture will have been duly executed and delivered by the Company and will constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Indenture (excluding the Officer's Certificate) has been and, at the Acceptance Date, the Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission thereunder; and the Indenture conforms and will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

            (p) Authorization and Description of Senior Notes. The Senior Notes have been duly authorized by the Company; at the Acceptance Date, the Senior Notes will have been duly executed and delivered by the Company and when duly authenticated by the Trustee and incorporated into the New PIES, and further upon the issuance and delivery of the New PIES against receipt of Old PIES surrendered in exchange therefor as contemplated in the Registration Statement and the Prospectus, will be duly and validly issued and outstanding and will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Senior Notes will conform, when issued, in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

            (q) Authorization and Description of Pledge Agreement. The Pledge Agreement and the transactions contemplated thereby have been duly authorized by the Company; at the Acceptance Date, the Pledge Agreement will have been duly executed and delivered by the Company and assuming due authorization, execution and delivery by parties other than the Company, will constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Pledge Agreement will conform, when executed and delivered, in all material respects to the description thereof contained in the Prospectus.

            (r) Authorization and Description of Remarketing Agreement. The Remarketing Agreement and the transactions contemplated thereby have been duly authorized by the Company; when the Remarketing Agreement has been duly executed and delivered by the Company, assuming due authorization, execution and delivery by parties other than the Company, it will constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and except with respect to the rights of indemnification and contribution hereunder, where enforcement hereof may be limited by federal or state securities laws or the policies underlying such laws; and the Remarketing Agreement will conform, when executed and delivered, in all material respects to the description thereof contained in the Prospectus.

            (s) The Pledge Agreement. The Pledge Agreement will be effective to create in favor of the Collateral Agent, for the benefit of the Company, a valid security interest in the Collateral from time to time credited to the Collateral Account to secure the Obligations of the Holders (as each of such terms is defined in the Pledge Agreement) (subject to the rights of the Holders to cause the same to be released from such security interest); and, with respect to each item of Collateral, such security interest will be perfected, and subject to no prior security interest or other lien or encumbrance, upon the delivery to, and acceptance by, the Securities Intermediary of such item and the crediting of such item to the Collateral Account, all as contemplated by the Pledge Agreement.

            (t) Unissued Shares. The unissued shares of Common Stock to be issued and sold by the Company upon settlement of the Purchase Contracts have been duly authorized by the Company and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contracts, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Prospectus.

            (u) Preemptive Rights. There are no preemptive or other rights to subscribe for or to purchase, nor is there any restriction on the voting or transfer of, any of the New PIES, the Treasury PIES, the Purchase Contracts, the Senior Notes or any shares of Common Stock to be issued upon settlement of the Purchase Contracts (collectively, the "SECURITIES") pursuant to the Company's articles of incorporation or by-laws or any agreement or instrument, except to the extent described in the Registration Statement and the Prospectus and except such preemptive or other rights and/or restrictions as relate to the transactions contemplated by the Purchase Contract Agreement, the Pledge Agreement and the Indenture.

            (v) Absence of Defaults and Conflicts. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (collectively, "AGREEMENTS AND INSTRUMENTS") except for such defaults as would not result in a Material Adverse Effect. The execution, delivery and performance by the Company of this Agreement, the Purchase Contract Agreement, the Indenture, the Pledge Agreement and the Remarketing Agreement and the consummation by the Company of the transactions contemplated hereby and thereby, the making and consummation of the Offer by the Company (including, but not limited to, the issuance and delivery of New PIES thereunder), the obtaining and use by the Company of funds required in connection with the Offer, the use of the Offer Material and the filing of the Registration Statement, the Prospectus and the Schedule TO, and any amendments or supplements thereto and the consummation by the Company of the transactions contemplated by this Agreement and in the Offer Material, in each case, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries.

            (w) Absence of Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Significant Subsidiaries which, singly or in the aggregate, might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder.

            (x) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution or delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, or the consummation by the Company of the transactions contemplated hereby or by the Offer Material, including, without limitation, the issuance and delivery by the Company of the New PIES, except such as (A) have been already obtained, (B) as may be required under the 1933 Act or the 1934 Act or state securities laws and (C) as may be required by rules or procedures of the New York Stock Exchange, Inc. ("NYSE").

            (y) Possession of Licenses and Permits. The Company and its Significant Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where the failure to possess such Governmental Licenses would not have a Material Adverse Effect; the Company and its Significant Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (z) Labor. No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its Significant Subsidiaries, is imminent, which might be expected to have a Material Adverse Effect.

            (aa) ERISA. The Company is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and the Company does not expect to incur material liability; the Company has not incurred and the Company does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
(ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and to the Company's knowledge nothing has occurred, whether by action or by failure to act, which might reasonably be expected to cause the loss of such qualification.

            (bb) Tax. Each of the Company and its Significant Subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its Significant Subsidiaries which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Significant Subsidiaries, might have, a Material Adverse Effect.

            (cc) Insurance. The Company and its Significant Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks that the Company reasonably believes is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

            (dd) Title to Property. The Company and its Significant Subsidiaries have good title to all real property and personal property owned by them, in each case free and clear of all liens, encumbrances, equities or claims except such as are described or contemplated in the Registration Statement and Prospectus or would not, individually or in the aggregate, have a Material Adverse Effect and do not materially interfere with the use made or to be made of such property by the Company and its Significant Subsidiaries.

            (ee) Leases. All of the leases and subleases material to the business of the Company and each of its Significant Subsidiaries and under which the Company or any of its Significant Subsidiaries holds properties described in the Registration Statement and the Prospectus, are in full force and effect, and neither the Company nor any of its Significant Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

            (ff) Environmental Laws. Except as described in the Registration Statement and the Prospectus and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

            (gg) Investment Company Act. The Company is not, and upon the issuance of the New PIES as contemplated in the Registration Statement and the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended

            (hh) Holding Company Act. The Company is a "holding company" under the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT"), but the Company and all of its subsidiaries are exempt from all provisions of the 1935 Act (except Section 9(a)(2) thereof) by virtue of the exemption set forth in Section 3(a)(1) thereof.

            (ii) Internal Controls. (i) The Company has devised and established and maintains the following, among other, internal controls (without duplication):

            (A) a system of "internal accounting controls" as contemplated in
      Section 13(b)(2)(B) of the 1934 Act;

            (B) "disclosure controls and procedures" as such term is defined in Rule 13a-15(e) under the 1934 Act; and

            (C) "internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act (the internal controls referred to in clauses (A) an (B) above and this clause (C) being hereinafter called, collectively, the "INTERNAL CONTROLS").

            (ii) The Internal Controls are evaluated by the Company's senior management periodically as appropriate and, in any event, as required by law.

            (iii) The Internal Controls are, individually and in the aggregate, effective in all material respects to perform the functions for which they were established.

            (iv) Based on the most recent evaluations of the Internal Controls, all material weaknesses, if any, and significant deficiencies, if any, in the design or operation of the Internal Controls which could adversely affect the Company's ability to timely record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Internal Controls have been identified and reported to the Company's independent auditors and the audit committee of the Company's board of directors; and all such weaknesses, if any, have been rectified; and all such deficiencies which, individually or in the aggregate, could constitute significant deficiencies and which have not yet been rectified (a) are in the process of being rectified and (b) have not had and will not have, individually or in the aggregate, a material adverse effect on the effectiveness of the Internal Controls. (For the purposes of clarification, the Company further represents and warrants, that, as of the date of the this agreement, no such weaknesses in the design or operation of the Internal Controls had been identified.)

            (jj) Compliance with Sarbanes Oxley. The Company is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the New York Stock Exchange that have been adopted thereunder, all to the extent that such Act and such rules and regulations are in effect and applicable to the Company.

            8. Additional Agreements. (a) The Company shall notify you promptly and, if requested, shall notify you, after it receives notice thereof, of (i) when the Registration Statement has become effective and when any Prospectus is mailed (or otherwise transmitted) for filing pursuant to Rule 424 under the 1933 Act, (ii) the receipt of any comments with respect to any of the Offer Material from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the filing of any post-effect amendment to the Registration Statement, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Preliminary Prospectus or any Offer Material, or of the suspension of the qualification of the Securities for offering or sale any jurisdiction, or of the initiation or threatening of any proceedings for in any of such purposes, (vi) the occurrence of any event that could cause the Company to withdraw or terminate the Offer or would permit the Company to exercise any right not to accept tendered Old PIES, any proposal or requirement to make, amend or supplement any other Offer Material, (viii) commencement of any material litigation or the issuance of any order or the taking of any other action by any administrative or judicial tribunal or other governmental agency or instrument concerning the Offer (and, if in writing, will furnish you a copy thereof), (ix) the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the New PIES under state securities blue sky laws or the initiation or threatening of any proceeding for that purpose, (x) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would reasonably be expected to (a) cause the Company to amend, withdraw or terminate the Offer, (b) cause any representation or warranty contained in this Agreement to be untrue or inaccurate, or (c) permit the Company to exercise any right not to exchange the Old PIES tendered under the Offer (and the Company will so advise you before such rights are exercised) and (xi) any other information relating to the Offer which you may from time to time reasonably request.

            The Company agrees that if any event occurs or condition exists as a result of which the Offer Material would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances existing when the Offer Material is delivered to a holder of Old PIES, not misleading, or if, in the opinion of the Company, after consultation with you, it is necessary at any time to amend or supplement the Offer Material to comply with applicable law, the Company shall immediately notify you, prepare an amendment or supplement to the Offer Material that will correct such statement or omission or effect such compliance and supply such amended or supplemented Offer Material to you.

            (b) The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make commercially reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, will use its reasonable efforts to obtain the lifting thereof at the earliest practicable moment.

            The Company will file promptly all reports or information statements required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Preliminary Prospectus and for so long as the delivery of a prospectus is required in connection with the Offer. The Company will promptly file with the Commission on the Commencement Date a Schedule TO and will promptly file as required any and all necessary Amendments.

            (c) On the Commencement Date, the Company will cause to be delivered to each registered holder of the Old PIES, as soon practicable, a copy of the Preliminary Prospectus and Letter of Transmittal and all other appropriate Offer Material. Thereafter, to the extent practicable until the expiration or termination of the Offer, the Company will use commercially reasonable efforts to cause copies of such material to be mailed to each person who becomes a registered holder of any Old PIES.

            (d) The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the 1933 Act), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish you with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which you shall reasonably object.

            (e) The Company has furnished or will deliver to you, without charge, one signed copy of the Registration Statement as originally filed and of each amendment thereto and signed copies of all consents and certificates of experts, and will also deliver to you, without charge, as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as you may reasonably request. The Company further agrees that the Registration Statement and each amendment thereto furnished to you will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (f) The Company will furnish to you, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus, and any amendments or supplements thereto, as you may reasonably request. The Company further agrees that the Prospectus, and any amendments or supplements thereto, and any amendments or supplements thereto furnished to you will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (g) The Company will comply with the 1933 Act and the 1934 Act so as to permit the completion of the distribution of the New PIES as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with the offer or distribution of the New PIES, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of your counsel or counsel for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a holder of Old PIES, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to the terms of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to you, without charge, such number of copies of such amendment or supplement as you may reasonably request.

            (h) The Company will use its reasonable best efforts, in cooperation with you and in accordance with Rule 13e-4 under the 1934 Act, to qualify the New PIES for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as you and the Company may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to meet any other requirement in connection with this paragraph (h) deemed by it to be unduly burdensome. In each jurisdiction in which the New PIES have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

            (i) The Company will not, directly or indirectly, distribute the Offer Material to any holder of Old PIES in or from any jurisdiction outside the United States, or otherwise extend the Offer to any holder of Old PIES residing in any jurisdiction outside the United States, except under circumstances that will result in compliance with the applicable laws and regulations of such jurisdiction.

            (j) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (k) On or prior to the Commencement Date, the Company will have entered into agreements with the Information Agent and the Exchange Agent and will have made appropriate arrangements, to the extent applicable, with DTC or any other "qualified" securities depositary to allow for the book-entry movement of the tendered Old PIES between depositary participants and the Exchange Agent.

            (l) The Company will use its reasonable best efforts to have (a) the New PIES approved by the NYSE for listing as promptly as practicable after the Acceptance Date, (b) the shares of Common Stock to be issued and sold upon settlement of the Purchase Contracts approved by the NYSE for listing as promptly as practicable after the Purchase Contract Settlement Date, and (c) the Senior Notes approved by the NYSE for listing as promptly as practicable after the Remarketing Date.

            (m) The Company will not take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the New PIES.

            9. Documentary Covenants. (a) The Company covenants that it shall, on the Commencement Date, deliver or cause to be delivered to you each of (i) the signed opinions, dated the Commencement Date, of Choate Hall & Stewart LLP, special counsel to the Company, and Woodburn and Wedge, Nevada counsel for the Company, in the respective forms set forth in Exhibits A and B hereto, (ii) a certificate of the president or vice president of the Company and the chief financial officer or chief accounting officer of the Company, dated as of the Commencement Date, to the effect that, since the date of the most recent financial statements included in the Registration Statement and the Prospectus, there has been no Material Adverse Change (other than as set forth in the Prospectus), (iii) a letter from Deloitte & Touche, dated as of the Commencement Date, in form and substance reasonably satisfactory to you, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus, (iv) a certificate of the secretary of the Company, dated the Commencement Date, certifying various corporate documents of the Company, and (v) such other documents as the Dealer Managers shall reasonably request.

            (b) Unless you have previously withdrawn as Dealer Managers, the Company covenants that it shall, on the Acceptance Date, deliver or cause to be delivered to you each of the documents listed in clauses (i) through (v) below (and that it will not accept Old PIES tendered pursuant to the Offer unless such documents have been so delivered): (i) the signed opinions, dated the Acceptance Date, of Choate, Hall & Stewart, special counsel to the Company, and Woodburn and Wedge, Nevada counsel for the Company, in the respective forms set forth in Exhibits A and B hereto or confirming, as of the Acceptance Date, the statements made in the opinions delivered on the

Commencement Date, (ii) a certificate of the president or vice president and the chief financial officer or chief accounting officer of the Company, dated as of the Acceptance Date, to the effect that (w) since the date of this Agreement, there has been no Material Adverse Change (other than as set forth in the Prospectus), (x) the Company's representations and warranties in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Acceptance Date, (y) the Company has complied with all agreements and taken all actions to be performed or satisfied by the Company pursuant to this Agreement at or prior to the Acceptance Date and (z) the Registration Statement has been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer's knowledge, are threatened by the Commission, (iii) a letter from Deloitte & Touche, dated as of the Acceptance Date, to the effect that Deloitte & Touche reaffirms the statements made in the letter furnished pursuant to subsection (a)(iii) of this Section 9, except that the specified date referred to shall be a date not more than three business days prior to the Acceptance Date and (iv) such other documents as the Dealer Managers shall reasonably request. The Company further covenants that it will not accept Old PIES tendered pursuant to the Offer unless there shall be no reasonable likelihood that the acceptance for exchange of the Old PIES pursuant to the Offer will cause the Old PIES to be de-listed from the NYSE for any reason.

            10. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Dealer Manager, its partners, directors, officers, employees, and each person, if any, who controls such Dealer Managers within the meaning of the Securities Act (each of the Dealer Managers and each such person being an "INDEMNIFIED PARTY") as follows:

                  (i) from and against any and all losses, claims, damages,
            liabilities and reasonable expenses whatsoever, joint or several, as incurred, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to, arising out of, or based on (A) any untrue statement or alleged untrue statement of a material fact contained in the Offer Material, as amended or supplemented, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) any breach by the Company of any of its agreements contained herein, (C) the Company's failure to make or consummate the Offer or the withdrawal, rescission, termination, amendment or extension of the Offer or any other failure on the Company's part to comply with the terms and conditions contained in the Offer Material, (D) any of the transactions contemplated in the Offer Material or the engagement of the Dealer Managers pursuant to, and the performance by the Dealer Mangers of the services contemplated by, this Agreement, except in the case of this clause (D) to the extent that any losses, claims, damages, liabilities or expenses is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence, bad faith or willful misconduct of the Dealer Managers, or (E) any action taken or omitted to be taken by an Indemnified Party with the consent of the Company or in conformity with the instructions of the Company;

                  (ii) from and against any and all losses, liabilities, claims, damages and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever related to, arising out of or based on any matter described in subparagraph
            (i) above, provided that, subject to Section 10(g) below, any such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld); and

                  (iii) from and against any and all reasonable expenses
            whatsoever, as incurred (including the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever related to, arising out of or based on any matter described in (i) above, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the Company shall not be liable under clause (A) of subparagraph (i) above to the extent that any losses, claims, damages, liabilities or expense arise out of any untrue statement or omission or alleged untrue statement or omission made in the Offer Material in reliance upon and in conformity with written information furnished to the Company by either Dealer Manager expressly for use in the Offer Material, it being understood and agreed that the only such information furnished by either Dealer Manager consists of such Dealer Manager's legal and marketing name.

            (b) The Company agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company, its security holders or creditors relating to or arising out of the engagement of the Dealer Managers pursuant to, or the performance by the Dealer Managers of the services contemplated by, this Agreement except to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have primarily resulted from the gross negligence or willful misconduct of the Dealer Managers.

            (c) If the indemnification provided for in Section 10(a) hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the Company agrees to contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand and to the Dealer Managers on the other hand from the Offer (whether or not consummated) or (ii) if, but only if, the allocation provided by clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Dealer Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative benefits to the Company on the one hand and the Dealer Managers on the other hand, in connection with the Offer (whether or not consummated) shall be deemed to be in the same proportion as the total value paid or proposed to be paid to holders of the Old PIES pursuant to the Offer (whether or not consummated) bears to the fees actually received by the Dealer Managers pursuant to Section 4 hereunder.

            The relative fault of the Company on the one hand and the Dealer Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Dealer Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Section 10(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(c). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 10(c) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission; provided, however, that in no event shall any of the Dealer Managers be required to contribute any amount which, in the aggregate, exceeds the aggregate fees received by such Dealer Manager under Section 4 of this Agreement.

            (d) In the event an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company, the Company agrees to reimburse such Indemnified Party for all reasonable expenses as incurred by such Indemnified Party in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel, and to compensate such Indemnified Party in an amount to be mutually agreed upon.

            (e) Promptly after receipt by an Indemnified Party of written notice of any claim or commencement of an action or proceeding with respect to which indemnification or contribution may be sought hereunder, such Indemnified Party shall notify the Company in writing of such claim or of the commencement of such action, claim or proceeding, but failure so to notify the Company will not relieve the Company from any liability which it may have hereunder to such Indemnified Party except to the extent that the Company has been prejudiced in any material respect by such failure, and in any event will not relieve the Company from any other liability that it may have to such Indemnified Party. In the event of any such claim, action or proceeding, if such Indemnified Party shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it wishes, may assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and shall pay the reasonable fees and expenses of such counsel; provided, however, (i) if the Company fails to assume such defense within ten calendar days after receiving written notice of any such claim, action or proceeding or
(ii) if there exists or may exist a conflict of interest that would make it inappropriate in the reasonable judgment of such Indemnified Party for the same counsel to represent both the Indemnified Party and the Company, then such Indemnified Party shall be entitled to retain its own counsel at the reasonable expense of the Company; and provided, further, that the Company shall not be required to pay the fees and expenses of more than one separate counsel (in addition to any local counsel) for all Indemnified Parties in any jurisdiction in respect of any single claim, action or proceeding. In respect of any claim, action or proceeding the defense of which shall have been assumed by the Company in accordance with the foregoing, each Indemnified Party shall have the right to participate in such litigation and to retain its own counsel at its own expense.

            (f) The Company agrees that, without your prior written consent, it will not settle, compromise or consent to the entry of any judgment in or with respect to any pending or threatened claim, action, investigation or proceeding in respect of which indemnification or contribution could be sought under this
Section 10 (whether or not you or any other Indemnified Party is an actual or potential party to such claim, action, investigation or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, investigation or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party.

            (g) The Company shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent the Company agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing, if at any time an Indemnified Party shall have requested the Company to reimburse the Indemnified Party for fees and expenses of counsel, the Company shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Company of the aforesaid request, (ii) the Company shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) the Company shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement.

            (h) The rights of any Indemnified Party under this Agreement shall be in addition to and not in limitation of any rights that any Indemnified Party may have at common law or otherwise.

            11. Survival of Indemnities, Representations, Warranties, Etc. The indemnity and contribution agreements contained in Section 10, the provisions of Sections 4 and 5 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any failure to commence, or the withdrawal, termination or consummation of, the Offer or the termination or assignment of this Agreement,
(ii) any investigation made by or on behalf of the Company or any Indemnified Party and (iii) any withdrawal by you pursuant to Section 3.

            12. Severability of Provisions. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the agreements contained herein is not affected in any manner adverse to any party. Upon such determination that any term or provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the agreements contained herein may be performed as originally contemplated to the fullest extent possible.

            13. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in two or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            14. Parties In Interest. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, the Dealer Managers and the other Indemnified Parties (as defined in Section 10) and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

            15. References to the Dealer Managers. The Company agrees that any reference to the Dealer Managers in the Registration Statement, Prospectus or Offer Material, or in any other release or communication relating to the Offer, is subject to your prior approval, which approval shall not be unreasonably withheld.

            16. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally to the parties hereto as follows:

            (a)   If to the Dealer Managers:

                  Merrill Lynch & Co.,

                  Merrill Lynch, Pierce, Fenner & Smith
                             Incorporated
                  Four World Financial Center
                  New York, New York 10080
                  Telecopier No. (212) 449-3033
                  Attention:  Karl F. Schlopy

                  Lehman Brothers Inc.
                  745 Seventh Avenue
                  New York, New York 10019
                  Attention:  James R. Schaefer

            (b)   If to the Company:

                  Sierra Pacific Resources
                  P.O. Box 10100 (6100 Neil Road)
                  Reno, Nevada 89520-0400
                  (775) 834-4011
                  Attention:  General Counsel

                  With a copy to:

                  William C. Rogers, Esq.
                  Choate, Hall & Stewart LLP
                  53 State Street
                  Boston, Massachusetts 02109
                  (617) 248-5000

            17. Securities Positions. The Company acknowledges that it has no objection to the fact that, in the course of trading activities, the Dealer Managers may from time to time have positions in, and buy or sell securities of, the Company and its affiliates.

            18. Tombstone. You may place an announcement in such newspapers and periodicals as you may choose, stating that the Dealer Managers are acting or have acted as exclusive dealer managers to the Company in connection with the Offer. Any such announcement shall be at your sole option and expense and subject to the reasonable approval of the Company.

            19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            20. Waiver of Right to Trial by Jury. The Dealer Managers and the Company each waive any right to trial by jury in any action, claim, suit or proceeding with respect to the engagement of the Dealer Managers hereunder.

            21. Miscellaneous. The descriptive headings contained in this Agreement are incorporated for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            22. Entire Agreement; Amendment. This Agreement supersedes all prior agreements and undertakings, both written and oral, of the parties hereto, or any of them, with respect to the subject matter hereof and constitute the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be waived, amended or modified except in writing signed by each party to be bound hereby.

                            [SIGNATURE PAGES FOLLOW]

            Please indicate your willingness to act as a Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter shall constitute a binding agreement among us.

                                    Very truly yours,

                                    SIERRA PACIFIC RESOURCES



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED

By:
   ----------------------------------
   Name:
   Title:


LEHMAN BROTHERS INC.


By:
   ----------------------------------
   Name:
   Title:

                                                                      Schedule I

                                  COMPENSATION

            (1) For each PIES that is validly tendered pursuant to the Offer and not withdrawn, the Dealer Managers will receive $0.25 from the Company.

            (2) The total compensation paid by the Company to the Dealer Managers pursuant to (1) above shall be allocated among the Dealer Managers as follows:

Merrill Lynch, Pierce, Fenner & Smith Incorporated                60%
Lehman Brothers Inc.                                              40%
                                                              ------
                                                                 100%

                                                                       Exhibit A


                   [Letterhead of Choate, Hall & Stewart LLP]


                                                     April __, 2005


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
Lehman Brothers Inc.
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
4 World Financial Center
New York, New York 10080

Re:  Sierra Pacific Resources (the "Company")
     Premium Income Equity Securities ("New PIES")

Ladies and Gentlemen:

     This opinion is delivered to you pursuant to Section 9(a) of the Dealer Manager Agreement dated April 15, 2005 (the "Dealer Manager Agreement") between each of you and the Company relating to the issuance and delivery of up to 4,704,350 New PIES, plus an amount of cash, in exchange for an equal number of the Company's PIES currently outstanding ("Old PIES").

     Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement.

     In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion, including:

     (i) certificate of recent date of the Secretary of State of Nevada as to the corporate existence and good standing of the Company as a Nevada corporation;

     (ii) the Restated Articles of Incorporation of the Company, and all amendments thereto;

     (iii) the By-Laws of the Company as now in effect;

     (iv) resolutions adopted by the Board of Directors of the Company on February 8, 2005 relating to the authorization, issuance and delivery of the New PIES and matters related thereto;

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Lehman Brothers Inc.

     (v) certificates of a recent date of the Secretary of State of Nevada as to the corporate existence and good standing of the Company and each Significant Subsidiary as Nevada corporations; and certificates of a recent date of the Secretaries of State of Utah, Arizona and California as to the qualification and good standing of the applicable Significant Subsidiaries in those respective states;

     (vi) the Restated Articles of Incorporation of each Significant Subsidiary, and all amendments thereto;

     (vii) the By-Laws of each Significant Subsidiary as now in effect;

     (viii) the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (the "Commission") on April 15, 2005 File No. 333-______ (the "Registration Statement");

     (ix) the Preliminary Prospectus dated April 15, 2005 (the "Prospectus");

     (x) the documents incorporated by reference in the Registration Statement and the Prospectus;

     (xi) the Indenture, a form of Officer's Certificate establishing the terms of the Senior Notes and a form of Senior Note;

     (xii) a form of Purchase Contract Agreement and forms of certificates representing New PIES, both Corporate PIES and Treasury PIES;

     (xiii) a form of Pledge Agreement;

     (xiv) the form of Company's listing applications to be filed with the New York Stock Exchange with respect to the New PIES and the Common Stock issuable pursuant thereto; and

     (xv) such other documents as are to be delivered on the Commencement Date, including certificates of officers of the Company.

     In such examination, we have assumed the genuineness of all signatures other than the signatures of the officials of the Company, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

     We note that the Indenture, the Purchase Contract Agreement, the Pledge Agreement, the New PIES and the Senior Notes will provide that they shall be governed by and construed in accordance with the laws of the State of New York, and that the

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Lehman Brothers Inc.

Company is organized under the laws of the State of Nevada. The opinions expressed herein are limited to the effect on the subject transactions of the federal laws of the United States, the internal laws of the State of Nevada (as to the matters covered by the opinion of Woodburn and Wedge referred to below) and solely with respect to the enforceability opinions expressed in paragraphs
(4) through (9) below and the opinion expressed in paragraph (10) below, the internal laws of the State of New York (without giving effect to conflict of law principles). We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. With your permission, we have relied as to all matters governed by the laws of the State of Nevada upon a letter of even date herewith addressed to you by Woodburn and Wedge. Our opinions as to such matters are based on the assumptions and subject to the qualifications and limitations set forth in such opinion letter.

     As to matters of fact relevant to this opinion, we have relied upon and have assumed the truthfulness of the representations contained in the Dealer Manager Agreement and have made no independent investigation with respect thereto.

     Whenever a statement herein is qualified by "to the best of our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the transactions contemplated by the Dealer Manager Agreement do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Company.

     With respect to matters set forth in clause (c) of the paragraph following the numbered paragraphs below, with your permission we have not examined the docket of any court or governmental agency.

     Based on the foregoing and, to the extent indicated above on said opinions of other counsel for the Company, and subject to the assumptions and qualifications contained herein, we are of the opinion that:

     (1) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Dealer Manager Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Lehman Brothers Inc.

     in good standing would not have a material adverse effect, and would not result in any development which is reasonably likely to have a Material Adverse Effect.

     (2) Each Significant Subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The shares of issued and outstanding capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; none of the issued and outstanding shares of capital stock of either Significant Subsidiary was issued in violation of any preemptive or other similar rights of any securityholder of such Significant Subsidiary; and all shares of common stock of each Significant Subsidiary are owned by the Company, free and clear of any security interests and other liens and encumbrances and of any equities, claims and other adverse interests.

     (3) The Company has all corporate power and authority necessary to execute deliver the Dealer Manager Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The Dealer Manager Agreement has been duly authorized, executed and delivered by the Company.

     (4) The Purchase Contract Agreement and the transactions contemplated thereby have been duly authorized by the Company; when the Purchase Contract Agreement has been duly executed and delivered by the Company, it will constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     (5) The New PIES have been duly authorized by the Company; when the New PIES have been duly executed and delivered by the Company, duly executed by the Purchase Contract Agent as attorney-in-fact for the holders thereof and duly authenticated by the Purchase Contract Agent, and further upon the issuance and delivery thereof by the Company against receipt of Old PIES surrendered in exchange therefor as contemplated in the Registration Statement and the Prospectus, the New PIES will be duly and validly issued and outstanding and will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms.


                                      A-4
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Lehman Brothers Inc.

Page 5


     (6) When any Treasury PIES have been duly executed and delivered by the Company, duly executed by the Purchase Contract Agent as attorney-in-fact for the holders thereof and duly authenticated by the Purchase Contract Agent, and further upon the substitution of the requisite number of U.S. Treasury securities for the applicable Senior Notes as set forth in the Registration Statement and the Prospectus, such Treasury PIES will be duly and validly issued and outstanding and will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms.

     (7) The Indenture and the transactions contemplated thereby have been duly authorized by the Company; the Indenture (excluding the Officer's Certificate) has been duly executed and delivered by the Company; when the Officer's Certificate has been duly executed and delivered by the Company, the Indenture will constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission thereunder (the "1939 Act").

     (8) The Senior Notes have been duly authorized by the Company; when the Senior Notes have been duly executed and delivered by the Company, duly authenticated by the Trustee and incorporated into the New PIES, and further upon the issuance and delivery of the New PIES against receipt of Old PIES surrendered in exchange therefor as contemplated in the Registration Statement and the Prospectus, the Senior Notes will be duly and validly issued and outstanding and will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

     (9) The Pledge Agreement and the transactions contemplated thereby have been duly authorized by the Company; when the Pledge Agreement has been duly executed and delivered by the Company, it will constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     (10) The Pledge Agreement will be effective to create in favor of the Collateral Agent, for the benefit of the Company, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "New York UCC") in security entitlements with respect to the Senior Notes, U.S. treasury securities underlying the Treasury Portfolio Interest and Treasury Securities from time to time credited to the Collateral Account to secure the Obligations of the Holders (as each such term is defined in the Pledge Agreement) (subject to the rights of the Holders to cause the same to be released from such security interest); and, with respect to each item of collateral specified above, such security interest will


                                      A-5
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Page 6


     be perfected upon the Transfer (as defined in the Pledge Agreement) of such item to the Securities Intermediary, and the acceptance thereof by the Securities Intermediary, for credit to the Collateral Account in accordance with Section 5.1, 5.2(a)(2) or 5.3(a)(2), as the case may be, of the Pledge Agreement, and crediting of such item by the Securities Intermediary to the Collateral Account in accordance with Section 4.1(4) of the Pledge Agreement.

     (11) The unissued shares of common stock to be issued and sold by the Company upon settlement of the Purchase Contracts have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contracts, will be duly and validly issued, fully paid and non-assessable.

     (12) There are no preemptive or other rights to subscribe for or to purchase, nor is there any restriction on the voting or transfer of, any of the New PIES, the Treasury PIES, the Purchase Contracts, the Senior Notes or any shares of Common Stock pursuant to the Company's articles of incorporation or by-laws or any agreement or instrument, except to the extent described in the Prospectus and except such preemptive or other rights and/or restrictions as relate to the transactions contemplated by the Purchase Contracts, the Pledge Agreement and the Indenture.

     (13) The execution, delivery and performance by the Company of the Dealer Management Agreement, the Purchase Contract Agreement, the Indenture and the Pledge Agreement and the consummation by the Company of the transactions contemplated thereby, the making and consummation of the Offer by the Company (including, but not limited to, the issuance and delivery of New PIES thereunder), the obtaining and use by the Company of funds required in connection with the Offer, the use of the Offer Material and the filing of the Registration Statement, the Prospectus and the Schedule TO, and any amendments or supplements thereto and the consummation by the Company of the transactions contemplated by the Dealer Manager Agreement and in the Offer Material, in each case, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, the Agreements and Instruments known to us except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over


                                      A-6
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Page 7


     the Company or any of its Significant Subsidiaries or any of their assets, properties or operations.

     (14) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution or delivery by the Company of the Dealer Manager Agreement, the performance by the Company of its obligations thereunder, or the consummation by the Company of the transactions contemplated hereby or by the Offer Material, including, without limitation, the issuance and delivery by the Company of the New PIES, except such as (A) have been already obtained, (B) as may be required under the 1933 Act or the 1934 Act or state securities laws and
     (C) as may be required by rules or procedures of the New York Stock Exchange, Inc.

     (15) The Company is not, and upon the issuance of the New PIES contemplated in the Registration Statement and the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended

     (16) The Company is a "holding company" under the Public Utility Holding Company Act of 1935, as amended, but the Company and all of its subsidiaries are exempt from all provisions of the 1935 Act (except Section 9(a)(2) thereof) by virtue of the exemption set forth in Section 3(a)(1) thereof.

     (17) The statements made in the Prospectus under the captions "Description of Debt Securities," "Description of the Common Stock," "Description of Stock Purchase Contracts and Stock Purchase Units," "Prospectus Supplement Summary -- The Offering," "Description of the PIES", "Description of the Purchase Contracts," "Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement," and "Description of the Senior Notes," insofar as they purport to constitute summaries of certain terms of documents referred to therein, and considered together, constitute accurate summaries of the terms of such documents (or, in the case of documents not yet executed and delivered the forms thereof which have been examined by us) in all material respects.

     (18) The statements in the Prospectus under the caption "United States Federal Income Tax Consequences" insofar as they purport to constitute summaries of matters of United States federal statutes or regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

     (19) To the best of our knowledge after due inquiry, except as set forth in the Prospectus, there are no contracts, agreements, or understandings between the


                                      A-7
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Lehman Brothers Inc.

Page 8


     Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act.

     In addition to the opinions provided above, we confirm to you as follows. In the course of acting as counsel for the Company in connection with the preparation of the Registration Statement and the Prospectus, we have participated in conferences with officers and other representatives of the Company, representatives of the counsel for the dealer managers and representatives of the independent public accountants of the Company, during which the contents of the Registration Statement and the Prospectus were discussed. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, we advise you that, subject to the foregoing and based on such participation, inquiries and discussions:

          (a) In our opinion, the Registration Statement, as of the date it was filed with the Commission, and the Prospectus, as of the date hereof (in each case, other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the 1934 Act and the 1939 Act, as applicable.

          (b) In our opinion, the Schedule TO, as of the date that it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the 1934 Act.

          (c) To the best of our knowledge after due inquiry, there are no contracts or other documents which are required by the 1933 Act to be described in the Prospectus or filed as exhibits to the Registration Statement which have not been so described or filed as required.

          (d) To the best of our knowledge after due inquiry, except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or such subsidiaries, would be reasonably likely to result in a Material Adverse Effect; and to


                                      A-8
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Page 9


          the best of our knowledge, no such proceedings are overtly threatened or contemplated by governmental authorities or threatened by others.

          (e) Nothing has come to our attention that have caused us to believe that (i) the Registration Statement, as of the date it was filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (except that we express no such belief with respect to the financial statements, including the notes and schedules thereto, or any other financial or accounting data or information included or incorporated by reference therein) or (ii) that the Prospectus, as of the date hereof, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we express no such belief with respect to the financial statements, including the notes and schedules thereto, or any other financial or accounting data or information included or incorporated by reference therein); provided, however, that we do not express any belief as to any statements contained in the Form T-1 of the Trustee under the 1939 Act and filed as an exhibit to the Registration Statement.

     We have assumed, for purposes of our opinion in paragraph 10 above, that:

          (a) the Treasury Securities and the U.S. treasury securities underlying the Treasury Portfolio Interest will be "Securities" within the meaning of 31 C.F.R. Part 357;

          (b) each Holder has "rights" in the collateral, and the Company has given "value" for its security interest, in each case within the meaning of
     Section 9-203 of the New York UCC;

          (c) the Securities Intermediary is a "securities intermediary" within the meaning of section 8-102(a)(14) of the New York UCC;

          (d) the Securities Intermediary has complied with, and will comply with, its covenants set forth in Sections 4.1, 4.2, 4.5 and 4.9 of the Pledge Agreement; and

          (e) none of the Securities Intermediary, the Purchase Contract Agent, the Collateral Agent and the Company has received written notice of any adverse claim to any Pledged Asset or any part of the Collateral, as contemplated by Section 8-105 of the New York UCC.

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Lehman Brothers Inc.

          With your permission, we have assumed for the purposes of our opinions in paragraphs (4) through (13) above that the forms of the Indenture, the Officer's Certificate, the Senior Note, the Purchase Contract Agreement, the certificates representing the New PIES (both Corporate PIES and Treasury PIES) and the Pledge Agreement are substantially identical to the forms of such documents delivered at the closing of the issuance and sale of the Old PIES, with such modifications to the terms of such documents as shall be necessary to conform with the descriptions of such documents set forth in the Registration Statement and the Prospectus.

          In connection with our opinions in paragraph 10 above, we express no opinion as to:

               (1) perfection of a security interest, except as expressly set forth in paragraph 10 above;

               (2) the effect of Section 9-315 of the New York UCC on certain proceeds of collateral; or

               (3)  the effect of Section 552 of the Bankruptcy Code (11 U.S.C.
          Section 552) (relating to property acquired by a pledgor or its estate after the commencement of a case under the United States Bankruptcy Code with respect to such pledgor), Section 506(c) of the Bankruptcy Code (11 U.S.C. Section 506(c)) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral) or 31 C.F.R. Sections 357.12(b) and 357.12(c)(1) (relating to the priority of certain liens on U.S. treasury securities).

     The opinions expressed above are subject to the following limitations, qualifications and exceptions:

          (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, equitable subordination, marshaling or other similar laws or doctrines now or hereafter in effect relating to mortgagees' and other creditors' rights and remedies generally;

          (ii) the effect of statutory, legal and equitable principles relating to, limiting or affecting the enforceability of mortgagees' and other creditors' rights and remedies generally, including without limitation the following;

               (a) the availability of specific enforcement, injunctive relief, appointment of a receiver or other equitable remedies;


                                      A-10
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Page 11


               (b) the enforceability of provisions respecting various summary remedies without notice or opportunity for hearing or cure, or purporting to waive or affect rights of the Company to assert claims or defenses, or exercise rights (such as rights to cure defaults or redeem foreclosed property), as may be available by existing or future statute, common law or equity;

               (c) the enforceability of provisions purporting to grant a creditor the right of self-help, or the right to act on behalf of or perform covenants for a debtor, or the right to collect and receive rents or otherwise act with respect to, or operate or manage property serving as security for, a debt, or the right to direct the operation or management thereof, without perfecting such rights through appropriate statutory, legal or equitable proceedings, without taking possession of the property, without regard to the possession of such property by another party, or without assuming the duties of a mortgagee-in-possession; and

               (d) existing or future statutory, legal and equitable principles requiring the Trustee to follow certain procedures and give certain notices under the Indenture;

          (iii) the unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies, that any right or remedy may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

          (iv) the unenforceability under certain circumstances of provisions indemnifying a party against liability for its own wrongful or negligent acts or failure to act where such indemnification is contrary to public policy or prohibited by law;

          (v) purporting to waive (or having the effect of waiving) any rights under the Constitution or laws of the United States of America or any state;

          (vi) the unenforceability under certain circumstances of contractual provisions respecting self-help or summary remedies without notice or opportunity for hearing or correction; and

          (vii) the unenforceability under certain circumstances of contractual provisions specifying the jurisdiction the laws of which shall be applicable thereto


                                      A-11
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Page 12


     or specifying or limiting the jurisdictions before the courts of which cases relating to such agreement may be brought.

     However, the inclusion of such provisions in such documents and instruments does not render the Indenture, the Purchase Contract Agreement, the Pledge Agreement, the New PIES or the Senior Notes invalid, and such documents contain adequate provisions for the practical realization of the principal rights and benefits purported to be afforded thereby, except for the economic consequences of any delay that may arise from the unenforceability of any particulars of any such provision.

     In rendering this opinion, we have assumed that no party will exercise any right or remedy except in an equitable and commercially reasonable manner and in good faith, and that each party to the transactions referenced herein has received the agreed upon consideration and that such consideration is legally sufficient.

     We direct your attention to the fact that the opinions expressed in paragraph 14 of this letter are limited in scope consistent with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association's Business Law Section as published in 53 Business Lawyers 831 (May,
1998).

     This opinion is based upon our knowledge of the law and facts as of the date hereof and assumes no event will take place in the future which would affect the opinions set forth herein. We assume no duty to communicate with you with respect to any change in law or facts which comes to our attention hereafter.

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                              Very truly yours,




                                              CHOATE, HALL & STEWART LLP

                                                                       Exhibit B

                       [Letterhead of Woodburn and Wedge]

                                  April , 2005

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
Lehman Brothers Inc.
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
4 World Financial Center
New York, New York 10080

      Re: Sierra Pacific Resources, a Nevada corporation (the "Company"); 4,704,350 Premium Income Equity Securities

Ladies and Gentlemen:

      We have acted as special Nevada counsel to the Company in connection with the issuance of up to an aggregate 4,704,350 of the Company's Premium Income Equity Securities (the "NEW PIES"), to be issued in exchange for a like amount of the Company's Premium Income Equity Securities currently outstanding (the "OLD PIES"). Each New PIES will consist of a Purchase Contract and either (a) a Senior Note (the "SENIOR NOTES") issued under the Indenture dated as of April 1, 2000, between the Company and The Bank of New York, as Trustee (the "INDENTURE TRUSTEE"), and an Officer's Certificate thereto establishing the terms of the Senior Notes (the "INDENTURE"), or (b) certain U.S. Treasury Securities, pledged to secure the holder's obligation to purchase shares of the Company's Common Stock, $1.00 par value per share (the "COMMON STOCK"), under the Purchase Contracts. This opinion is delivered to you pursuant to Section 9 (a) of the Dealer Manager Agreement dated April __, 2005 (the "DEALER MANAGER AGREEMENT") between each of you and the Company relating to the issuance and delivery of the New PIES, plus an amount of cash, in exchange for an equal number of the Company's Old PIES. Capitalized terms used herein without definition have the same meaning as in the Dealer Manager Agreement.

      We have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below, except where a statement is qualified as to knowledge or awareness, in which case we have made no or limited inquiry as specified below.

April ___, 2005
Page 2

      In our examinations, we have assumed the genuineness of all signatures (other than of officers of the Company), the legal capacity of all persons executing documents, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

      We have reviewed the following documents for purposes of this opinion:

      (i) the Company's Restated Articles of Incorporation, and all amendments thereto (the "ARTICLES OF INCORPORATION");

      (ii)  the Company's By-laws as now in effect (the "BYLAWS");

      (iii) resolutions adopted by the Board of Directors of the Company on February 8, 2005 relating to the authorization, issuance and delivery of the New PIES and matters related thereto;

      (iv) Certificates of Existence for the Company, Sierra Pacific Power Company and Nevada Power Company, dated April , 2005, issued by the Secretary of State of Nevada confirming the corporate existence and good standing thereof as Nevada --- corporations;

      (v)   the Dealer Manager Agreement;

      (vi) the Restated Articles of Incorporation of each of Sierra Pacific Power Company and Nevada Power Company, and all amendments thereto;

      (vii) the By-Laws of each of Sierra Pacific Power Company and Nevada Power Company as now in effect;

      (viii) the (i) Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (the "COMMISSION") on April 15, 2005 File No. 333-______ (the "REGISTRATION STATEMENT");

      (ix) the Preliminary Prospectus dated April __, 2005 (the "PRELIMINARY PROSPECTUS");

      (xi) the Indenture, a form of Officer's Certificate establishing the terms of the Senior Notes and a form of Senior Note;

      (xii) form of Purchase Contract Agreement and forms of certificates representing New PIES, both Corporate PIES and Treasury PIES;

      (xiii) a form of Pledge Agreement; and

      (xiv) the Remarketing Agreement.

April ___, 2005
Page 3

      We note that the Dealer Manager Agreement, Indenture, Purchase Contract Agreement, Senior Note, Pledge Agreement and Remarketing Agreement each provide that they shall be governed by and construed in accordance with the laws of the State of New York. Therefore, except to the extent set forth in our opinion paragraphs 4, 5, 6, 7, 8, 9 and 10 below, we assume that the Dealer Manager Agreement, Indenture, Purchase Contract Agreement, Senior Notes, Pledge Agreement, Remarketing Agreement and the Corporate PIES and Treasury PIES are each enforceable under the laws of the State of New York. The Dealer Manager Agreement, the Purchase Contract Agreement, the Indenture, the Pledge Agreement and the Remarketing Agreement are hereinafter referred to collectively as the "TRANSACTION AGREEMENTS".

      The opinions expressed herein are limited to the effect on the subject transactions of the internal laws of the State of Nevada (without giving effect to conflicts of law principles), and we express no opinion with respect to the applicability thereon of the laws of any other jurisdiction.

      Whenever a statement is qualified by "to our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the transactions contemplated by the Dealer Manager Agreement do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Company.

      Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the limitations, qualifications and further assumptions set forth below, we are of the opinion that:

      1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Dealer Manager Agreement;.

      2. Each Significant Subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. The shares of issued and outstanding capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; none of the issued and outstanding shares of capital stock of either Significant Subsidiary was issued in violation of any preemptive or other similar rights of any securityholder of such Significant Subsidiary.

April ___, 2005
Page 4

      3. The Company has all corporate power and authority necessary to execute and deliver the Dealer Manager Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The Dealer Manager Agreement has been duly authorized, executed and delivered by the Company.

      4. The Purchase Contract Agreement and the transactions contemplated thereby have been duly authorized by the Company; when the Purchase Contract Agreement has been duly executed and delivered by the Company, it will, to the extent that Nevada law governs such issues, constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

      5. The New PIES have been duly authorized by the Company; when the New PIES have been duly executed and delivered by the Company, duly executed by the Purchase Contract Agent as attorney-in-fact for the holders thereof and duly authenticated by the Purchase Contract Agent, and further upon the issuance and delivery thereof by the Company against receipt of Old PIES surrendered in exchange therefor as contemplated in the Registration Statement and the Prospectus, the New PIES, to the extent that Nevada law governs such issues, will be duly and validly issued and outstanding and will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms.

      6. When any Treasury PIES have been duly executed and delivered by the Company, duly executed by the Purchase Contract Agent as attorney-in-fact for the holders thereof and duly authenticated by the Purchase Contract Agent, and further upon the substitution of the requisite number of U.S. Treasury securities for the applicable Senior Notes as set forth in the Registration Statement and the Prospectus, such Treasury PIES will, to the extent that Nevada law governs such issues, be duly and validly issued and outstanding and will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms.

      7. The Indenture and the transactions contemplated thereby have been duly authorized by the Company; the Indenture (excluding the Officer's Certificate) has been, to the extent that Nevada law governs such issues, duly executed and delivered by the Company; when the Officer's Certificate has been duly executed and delivered by the Company, the Indenture will, to the extent that Nevada law governs such issues, constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

      8. The Senior Notes have been duly authorized by the Company; when the Senior Notes have been duly executed and delivered by the Company, duly authenticated by the Trustee and incorporated into the New PIES, and further upon the issuance and delivery of the New PIES against receipt of Old PIES surrendered in exchange therefor as contemplated in the Registration Statement and the Prospectus, the Senior Notes will, to

April ___, 2005
Page 5

the extent that Nevada law governs such issues, be duly and validly issued and outstanding and will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

      9. The Pledge Agreement and the transactions contemplated thereby have been duly authorized by the Company; when the Pledge Agreement has been duly executed and delivered by the Company, it will, to the extent that Nevada law governs such issues, constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

      10. The Remarketing Agreement and the transactions contemplated thereby have been duly authorized by the Company; when the Remarketing Agreement has been duly executed and delivered by the Company, it will, to the extent that Nevada law governs such issues, constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

      11. The unissued shares of common stock to be issued and sold by the Company upon settlement of the Purchase Contracts have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contracts, will be duly and validly issued, fully paid and non-assessable.

      12. There are no preemptive or other rights to subscribe for or to purchase, nor is there any restriction on the voting or transfer of, any of the New PIES, the Treasury PIES, the Purchase Contracts, the Senior Notes or any shares of Common Stock pursuant to the Company's Articles of Incorporation or Bylaws, except to the extent described in the Prospectus and except such preemptive or other rights and/or restrictions related to the transactions contemplated by the Purchase Contract Agreements, the Pledge Agreement and the Indenture.

      13. The execution, delivery and performance by the Company of the Dealer Management Agreement, the Purchase Contract Agreement, the Indenture, the Pledge Agreement and the Remarketing Agreement, and the consummation by the Company of the transactions contemplated thereby the making and consummation of the Offer by the Company (including, but not limited to, the issuance and delivery of New PIES thereunder), the obtaining and use by the Company of funds required in connection with the Offer, the use of the Offer Material and the filing of the Registration Statement, the Prospectus and the Schedule TO, and any amendments or supplements thereto and the consummation by the Company of the transactions contemplated by the Dealer Manager Agreement and in the Offer Material, in each case, do not and will not, whether with or without the giving of notice or passage of time or both, result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company or the restated articles of incorporation or bylaws of its Significant Subsidiaries or any applicable Nevada law, statute, rule, regulation, judgment, order, writ or decree of any Nevada

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government, government instrumentality or court having jurisdiction over the
Company or any of its Significant Subsidiaries or any of their assets, properties or operations.

      The foregoing opinions are subject to the following additional assumptions, qualifications and limitations:

      To the extent that the obligations of the Company under the Transaction Agreements or Securities may be dependent upon such matters, we assume for purposes of this opinion (other than with respect to the Company) that: all parties to the Transaction Agreements or Securities are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization; all parties to the Transaction Agreements or Securities have the requisite organizational power and authority to own their properties, to conduct their business as presently conducted, and to execute, deliver and perform their respective obligations under, the Transaction Agreements or Securities to which they are party; and all parties to the Transaction Agreements or Securities are duly qualified to do business and are in good standing under the laws of each jurisdiction to the extent that such qualification and good standing is or shall be necessary to protect the validity and enforceability of the Transaction Agreements or Securities to which they are party and each other instrument or agreement necessary or appropriate to the proper administration of the Transaction Agreements or Securities and the transactions contemplated thereby. We further assume that the Securities will conform, when issued, in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus and that the Securities will be issued as provided in the Registration Statement and Prospectus and in compliance with all applicable federal and/or state securities law, rules and regulations. Additionally, we assume that the Transaction Agreements and Securities, except to the extent that the validity of the Purchase Contract Agreement, Corporate PIES, Treasury PIES or Senior Notes may be governed by Nevada law, constitute the legally valid and binding obligations of the parties thereto, enforceable against them in accordance with their terms.

      The opinions expressed above are subject to the following limitations, qualifications and exceptions:

      (i) bankruptcy, insolvency, reorganization, arrangement, suretyship, moratorium, fraudulent transfers or other similar laws of general application now or hereafter in effect relating to creditors' rights generally;

      (ii) statutory, legal and equitable principles relating to, limiting or affecting the enforceability of creditors' rights generally, including without limitation the following:

            (a) the availability of specific enforcement, injunctive relief, appointment of a receiver or other equitable remedies, and

            (b) the enforceability of provisions respecting various summary remedies without notice or opportunity for hearing or cure, or purporting to waive or affect

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      rights of the Company to assert claims or defenses, or exercise rights
      (such as rights to cure defaults), as may be available by existing or future statutes, common law or equitable principles;

      (iii) We advise you that we have not reviewed any documents evidencing this transaction for the purposes of this opinion other than the documents specifically referred to above;

      (iv) We express no opinion as to the validity or enforceability of any provision in the Transaction Documents or Securities requiring that any consent, modification, amendment or waiver be in writing;

      (v) We express no opinion as to the enforceability of any provision contained in the Transaction Documents or Securities releasing any person prospectively from liability for its own wrongful or negligent acts or providing for rights of indemnity and/or contribution to a party against liability for such acts or where or to the extent rights of indemnity and/or contribution are contrary to applicable law or public policy;

      (vi) We express no opinion as to the enforceability of any provision contained in the Transaction Documents or Securities purporting to waive (or having the effect of waiving) any rights under the Constitution or laws of the United States of America or any state;

      (vii) We express no opinion as to the enforceability of any provision contained in the Transaction Documents or Securities respecting self-help or summary remedies without notice or opportunity for hearing or correction; and

      (viii) We express no opinion as to the enforceability of any provision contained in the Transaction Documents or Securities specifying the jurisdiction the laws of which shall be applicable thereto or specifying or limiting the jurisdictions before the courts of which cases relating to such agreement may be brought.

      Except as otherwise expressly stated, the opinions set forth above do not address any legal issues which would be excluded by Section 19 of the Legal Opinion Accord of the ABA Section of Business Law (1991) (the "Accord"); provided, however, we express no opinion as to the effect and application of any United States federal law, rule or regulation or any securities or blue sky laws of any state, including the State of Nevada. Furthermore, our opinions in paragraph 13 (b) and (c) are limited to the extent provided in Section 16 of the Accord were the Accord to govern this opinion letter.

      The foregoing opinion is limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. This opinion is based upon our knowledge of the law and facts as of the date hereof. We disclaim any obligation to update this letter or communicate with you with respect to events occurring after the date of this letter, or as a result of knowledge acquired by us after that date,

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including changes in any of the statutory or decisional law after the date of this letter which may affect the opinions set forth herein.

      You have further requested our analysis with respect to the effect a Nevada court or federal court applying Nevada choice of law principles might give the parties choice of law as set forth in the Transaction Agreements and New PIES, Treasury PIES and Senior Notes. Under applicable Nevada law, a Nevada court, or a federal court applying Nevada choice of law principles, will uphold a choice of law of the parties to an agreement, provided that the choice of law satisfies the following conditions: (1) it was bargained for by and between the parties, (2) it is expressly set forth in the applicable agreement, (3) such law chosen by the parties has a substantial relationship to the transaction and (4) such agreement does not violate any public policy of the State of Nevada. With respect to the first of these factors, as applied to the transaction which is the subject of this letter, we note that each of the Company, the Dealer Managers and the Indenture Trustee, the Remarketing Agent, Purchase Contract Agent, the Collateral Agent and the Securities Intermediary are sophisticated institutional parties which have negotiated the specific provisions of the Transaction Agreements and the New PIES, Treasury PIES and Senior Notes and that each party is receiving a benefit (in the form of proceeds or fees) from the subject transaction. We therefore believe that a Nevada court, or a federal court applying Nevada choice of law principles, in a properly presented case, is more likely than not to conclude that the choice of law provisions in the Transaction Agreements and the New PIES, Treasury PIES and Senior Notes were bargained for by and between the parties. With respect to the second of the above factors, we note that the choice of law is expressly set forth in the Transaction Agreements and New PIES, Treasury PIES and Senior Notes, which, in our opinion, would satisfy the requirement that the choice of law be expressly set forth in the applicable agreement. With respect to the third of the above factors, we note that the Underwriters and the Indenture Trustee, Remarketing Agent and Purchase Contract Agent are located in the State of New York, the closing of the transaction is taking place in New York City, that the New PIES, Treasury PIES and the Global Senior Note will be physically deposited in New York City and that payments with respect New PIES, Treasury PIES and the Senior Notes will be made in New York City. We therefore believe that a Nevada court, or a federal court applying Nevada choice of law principles, in a properly presented case, is more likely than not to conclude that the law of the State of New York has a substantial relationship to the subject transaction. Finally, with respect to the fourth of the above factors, we are not aware of any public policy set forth in any Nevada statute or enunciated by any Nevada court to date that would be violated by the Transaction Agreements and the New PIES, Treasury PIES and Senior Notes which would dictate a change in governing law; provided, however, to the extent that the Purchase Contract Agreement, New PIES, Treasury PIES or Senior Notes are "securities" as defined in Nevada Revised Statutes
Section 104.8101 through 104.8408, inclusive, Nevada law will govern issues related to their validity as set forth in Nevada Revised Statutes
Section 104.8110.

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      This opinion is rendered only to you and is solely for your benefit in connection with the transaction covered hereby; provided, that the law firms of Choate, Hall & Stewart and Dewey Ballantine LLP may rely on this opinion in connection with the opinions to be rendered by them as contemplated in the Dealer Manager Agreement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                        Very truly yours,

                                        WOODBURN AND WEDGE

                                        By:
                                           -------------------------------------
                                           Gregg P. Barnard



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